CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, dated May 31, 2001, included in this Form 11-K, into the Company's previously filed Registration Statement File No. 333-36274.

ARTHUR ANDERSEN LLP

New York, New York
June 28, 2001